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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 of our report dated January 26, 2000, except as to the stock split described in Note 2 which is as of February 3, 2000, relating to the financial statements of LendingTree, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial and Other Data" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP



Charlotte, North Carolina


February 8, 2000